                                                                     EXHIBIT 4.1



--------------------------------------------------------------------------------



                        AMERISOURCE HEALTH CORPORATION


                                      and


                         MELLON INVESTOR SERVICES LLC



                               RIGHTS AGREEMENT



                          Dated as of March 16, 2001


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                           Page
SECTION 1.             Certain Definitions................................................................................   1
SECTION 2.             Appointment of Rights Agent........................................................................   5
SECTION 3.             Issue of Right Certificates........................................................................   6
SECTION 4.             Form of Right Certificates.........................................................................   8
SECTION 5.             Countersignature and Registration..................................................................   9
SECTION 6.             Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or
                       Stolen Right Certificates..........................................................................   9
SECTION 7.             Exercise of Rights; Purchase Price; Expiration Date of Rights......................................  10
SECTION 8.             Cancellation and Destruction of Right Certificates.................................................  12
SECTION 9.             Reservation and Availability of Common Shares......................................................  12
SECTION 10.            Common Shares Record Date..........................................................................  14
SECTION 11.            Adjustment of Purchase Price, Number of Shares or Number of Rights.................................  14
SECTION 12.            Certificate of Adjusted Purchase Price or Number of Shares.........................................  22
SECTION 13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power...............................  22
SECTION 14.            Fractional Rights and Fractional Shares............................................................  25
SECTION 15.            Rights of Action...................................................................................  26
SECTION 16.            Agreement of Right Holders.........................................................................  26
SECTION 17.            Right Certificate Holder Not Deemed a Shareholder..................................................  27
SECTION 18.            Concerning the Rights Agent........................................................................  27
SECTION 19.            Merger or Consolidation or Change of Name of Rights Agent..........................................  28
SECTION 20.            Duties of Rights Agent.............................................................................  28
SECTION 21.            Change of Rights Agent.............................................................................  30
SECTION 22.            Issuance of New Right Certificates.................................................................  31
SECTION 23.            Redemption and Termination.........................................................................  32
SECTION 24.            Exchange...........................................................................................  32
SECTION 25.            Notice of Certain Events...........................................................................  34
SECTION 26.            Notices............................................................................................  34
SECTION 27.            Supplements and Amendments.........................................................................  35
SECTION 28.            Successors.........................................................................................  36
SECTION 29.            Determinations and Actions by the Board of Directors...............................................  36
SECTION 30.            Benefits of this Agreement.........................................................................  37
SECTION 31.            Severability.......................................................................................  37
SECTION 32.            Governing Law......................................................................................  37
SECTION 33.            Counterparts.......................................................................................  37
SECTION 34.            Descriptive Headings...............................................................................  37

Exhibit A   Form of Right Certificate

                                RIGHTS AGREEMENT

          Rights Agreement, dated as of March 16, 2001, between AmeriSource Health Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability corporation, as rights agent (the "Rights Agent").

          The Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend distribution of one right (a "Right") for each share of Company Securities (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on March 30, 2001 (the "Record Date"), each Right initially representing the right to purchase one-tenth of one Common Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized (i) the issuance of one Right with respect to each share of Company Securities that shall become outstanding between the Record Date and the earliest of the Distribution Date (as defined in Section 3), the Redemption Date and the Final Expiration Date (as such terms are defined in Section 7) and (ii) in certain circumstances provided in Section 22, the issuance of one Right with respect to each share of Company Securities that shall become outstanding between the Distribution Date and the earlier of the Redemption Date and the Final Expiration Date.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

        SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Company Securities then outstanding, but shall not include any Exempt Person (as hereinafter defined). Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of beneficial ownership of Company Securities by the Company that, by reducing the number of Company Securities (or securities convertible into or exchangeable for Company Securities) outstanding, increases the percentage of Company Securities beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 15% or more of the Company Securities then outstanding; provided, however, that if any Person (other than Exempt Persons) shall become the Beneficial Owner of 15% or more of the Company Securities then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Company Securities, then such Person shall be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Company Securities so that such Person would no longer be an Acquiring Person, then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an Acquiring Person for any purpose of this Agreement.

        (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule is in effect on the Record Date.

        (c) "AABB Corporation" shall mean AABB Corporation, a Delaware corporation.

        (d) "A-Sub Acquisition Corp." shall mean A-Sub Acquisition Corp., a Delaware corporation.

        (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own," and shall be deemed to have "beneficial ownership" of, any securities:

                (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly has

                     (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (3); or

                     (B) the right to vote or otherwise has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (ii) that are beneficially owned, including pursuant to subparagraphs (i)(A) and (B) of this subsection (c), directly or indirectly, by any other Person (or Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in subparagraph
     (i)(B) of this subsection (c)) or disposing of any securities of the Company;

provided, however, that nothing in this subsection (c) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

        (f) "Bergen Brunswig" shall mean Bergen Brunswig Corporation, a New Jersey Corporation.

        (g) "B-Sub Acquisition Corp." shall mean B-Sub Acquisition Corp., a New Jersey corporation.

        (h) "Board of Directors" shall have the meaning set forth in the second introductory paragraph.

        (i) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Delaware or the State in which the office of the Rights Agent designated for such purpose is located, as designated in and pursuant to Section 26, are authorized or obligated by law or executive order to close.

        (j) "Close of Business" on any given date shall mean 5:00 P.M., Philadelphia, Pennsylvania time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Philadelphia, Pennsylvania time, on the next succeeding Business Day.

        (k) "Common Shares" when used with reference to the Company shall mean the shares of Class A Common Stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, the Person or Persons that ultimately control such first-mentioned Person.

        (l) "Company" shall have the meaning as set forth in the first introductory paragraph.

        (m) "Company Securities" shall mean the Common Shares, the Class B Common Stock, par value $0.01 per share, of the Company and the Class C Common Stock, par value $0.01 per share, of the Company.

        (n)  "Company Security Equivalents" shall have the meaning set forth in
Section 11(a)(iii).

        (o) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d).

        (p) "Current Value" shall have the meaning set forth in Section 11(a)(iii).

        (q)  "Distribution Date" shall have the meaning set forth in Section 3.

        (r)  "Equivalent Common Shares" shall have the meaning set forth in
Section 11(b).

        (s)  "Exchange Shares" shall have the meaning set forth in Section
24(a).

        (t) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or, (iv) any entity holding Company Securities for the benefit of present or future participants (e.g., a trustee or plan fiduciary) pursuant to the terms of any such plan.

        (u) "Final Expiration Date" shall have the meaning set forth in Section 7(a).

        (v) "Merger Agreement" shall mean the Agreement and Plan of Merger among AABB Corporation, the Company, Bergen Brunswig, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. dated March 16, 2001.

        (w) "Mergers" shall mean the merger of (i) A-Sub Acquisition Corp. with and into the Company and (ii) B-Sub Acquisition Corp. with and into Bergen Brunswig, pursuant Section 1.2 of the Merger Agreement.

        (x)  "NASDAQ shall have the meaning set forth in Section 11(d).

        (y) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity or organization, and shall include any successor (by merger or otherwise) of such entity or organization.

        (z)  "Principal Party" shall have the meaning set forth in Section
13(b).

        (aa) "Purchase Price" shall have the meaning set forth in section 4(a).

        (bb) "Record Date" shall have the meaning set forth in the second introductory paragraph.

        (cc) "Redemption Date" shall have the meaning set forth in Section 7(a).

        (dd) "Right" shall have the meaning set forth in the second introductory paragraph.

        (ee) "Right Certificate" shall have the meaning set forth in Section
3(a).

        (ff) "Rights Agent" shall have the meaning set forth in the first introductory paragraph.

        (gg) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii).

        (hh) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii).

        (ii) "Section 13 Event" shall mean any event described in clauses (x),
(y) or (z) of Section 13(a) hereof.

        (jj) "Securities Act" shall have the meaning set forth in Section 7(c).

        (kk) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, no Shares Acquisition Date shall occur as a result of (i) the execution of the Merger Agreement, (ii) the execution of the Stock Option Agreement (as hereinafter defined), (iii) the consummation of the Mergers or
(iv) the acquisition or transfer of shares of Common Shares by Bergen Brunswig pursuant to the Stock Option Agreement.

        (ll) "Spread" shall have the meaning set forth in Section 11(a)(iii).

        (mm) "Stock Option Agreement" shall mean the Stock Option Agreement dated March 16, 2001, between the Company and Bergen Brunswig granting Bergen Brunswig the option to purchase 10,472,304 Common Shares.

        (nn) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

        (oo) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii).

        (pp) "Surviving Corporation" shall have the meaning set forth in Section 11(p).

        (qq) "Trading Day" shall have the meaning set forth in Section 11(d).

        (rr) "Triggering Event" shall mean any Section 11(a)(ii) Event or
Section 13 Event.

        SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agents. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

        SECTION 3. Issue of Right Certificates.

        (a) Until the earlier of (i) the Close of Business on the tenth calendar day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, the consummation of which would result in beneficial ownership by a Person (other than an Exempt Person) of 15% or more of the outstanding Company Securities (including any such date that is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Company Securities registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Company Securities; provided, however, no Distribution Date will occur as a result of (i) the execution of the Merger Agreement, (ii) the execution of the Stock Option Agreement, (iii) the consummation of the Mergers or (iv) the acquisition or transfer of shares of Common Stock by Bergen Brunswig pursuant to the Stock Option Agreement. As soon as practicable after the Distribution Date and upon receipt of all necessary information, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Company Securities as of the Close of Business on the Distribution Date, or, with respect to Company Securities so issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such Company Securities on the date of issuance, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A, (the "Right Certificate") evidencing one Right for each Company Security so held, subject to adjustments as provided herein. In the event that an adjustment in the number of Rights per Company Security has been made pursuant to Section 11(i) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

With respect to certificates for Company Securities outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Company Securities registered in the names of the holders thereof. Until the earlier of the Distribution Date or Final Expiration Date, the surrender for transfer of any certificate for Company Securities outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Company Securities represented thereby.

        (c) Rights shall be issued in respect of all Company Securities which are issued (whether originally issued or delivered from the Company's treasury) after the Record Date, but prior to the earlier of the Distribution Date or Final Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date. Certificates for Company Securities issued after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date (including, without limitation, reacquired Company Securities referred to in the last sentence of this paragraph (c)) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between AmeriSource Health Corporation (the "Company") and Mellon Investor Services LLC, as Rights Agent, dated as of March 16, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

          Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.

          Under certain circumstances, Rights beneficially owned by Acquiring Persons or Associates or Affiliates of Acquiring Persons (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates bearing the foregoing legend, until the earlier of the Distribution Date or the Final Expiration Date, the Rights associated with the Company Securities represented by such certificates shall be evidenced by such certificates alone and registered holders of Company Securities shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Company Securities represented by such certificates. In the event that the Company purchases or acquires any Company Securities after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date, any Rights associated with such Company

Securities shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Company Securities which are no longer outstanding.

        SECTION 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, but which do not affect the duties, rights or responsibilities of the Rights Agent, and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of
Section 22, the Right Certificates that are issued in respect of Company Securities that were issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other Company Securities shall be dated as of the respective dates of issuance of such Company Securities, and in either case on their faces shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

        (b) Any Right Certificate issued pursuant to Section 3 or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) or Section 11 hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e). The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

        SECTION 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its chairman of the Board of Directors, its president or a vice president, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary, or an assistant secretary or treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company, and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

        (b) Following the Distribution Date and written notice thereof to the Rights Agent and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights as evidenced on the face of each of the Right Certificates and the date and certificate number of each of the Right Certificates.

        SECTION 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e), Section 11 and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11 and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and/or charges have been paid.

        (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        SECTION 7.  Exercise of Rights; Purchase Price; Expiration Date of
Rights.

        (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)), in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-tenth of one Common Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the earlier of (x) the Close of Business on March 16, 2002 or (y) the consummation of the Mergers (the earlier of (x) or (y) being the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

        (b) The Purchase Price for each one-tenth of one Common Share pursuant to the exercise of a Right shall initially be $20.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America, subject to paragraph
(c) below.

        (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the shares (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9(e), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Common Shares usable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Shares to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or money order payable to the order of the Company. In the event the Company is obligated to issue other securities (including Common Shares) of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares would be issued.

        (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14.

        (e) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Board of Directors has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7(e) or such Section 4(b) with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

        (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) properly completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

        SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        SECTION 9.  Reservation and Availability of Common Shares.

        (a) Subject to the Company's rights under Section 11(a)(iii) hereof to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement; provided, however, that such action need not be taken with respect to Common Shares (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable, and with respect to Common Shares (or other securities) issuable upon occurrence of a Triggering Event until the occurrence of such event.

        (b) So long as the Common Shares issuable upon the exercise of Rights may be listed on any national stock exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

        (c) The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Sections 11(a)(ii) (or Section 11(a)(iii) and 13 hereof), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and other appropriate jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, each time with prompt written notice thereof to the Rights Agent. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend, with prompt written notice thereof to the Rights Agent, the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

        (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

        (e) The Company further covenants and agrees that, subject to Sections 6 and 7(c), it will pay when due and payable, any and all transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities or property) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or other securities or property) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Common Shares (or other securities or property) upon the exercise of any Rights, until any such transfer tax or charge shall have been paid (any such transfer tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such transfer tax or charge is due.

        SECTION 10. Common Shares Record Date. Each Person in whose name any certificate for Common Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares (or Company Securities and/or other securities, as the case may be) transfer books of the Company are closed or a date on which the exercisability of the Rights is suspended pursuant to Section 9(c), such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, as applicable, the next succeeding Business Day on which the Common Shares (or Company Securities and/or other securities, as the case may be) transfer books of the Company are open or the next succeeding Business Day on which such suspension is no longer in effect. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Common Shares (or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        SECTION 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on any class of the Company Securities payable in Company Securities, (B) subdivide any class of the outstanding Company Securities, (C) combine any class of outstanding Company Securities into a smaller number of shares of such Company Securities or (D) issue any shares of its capital stock in a reclassification of the Company Securities (including any such reclassification in connection with the execution of the Merger Agreement, the execution of the Stock Option Agreement, the consummation of the Mergers, the acquisition or transfer of shares of Common Stock by Bergen Brunswig pursuant to the Stock Option Agreement, or any other consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Company Securities or other securities that, if such Right had been exercised immediately prior to such date and at a time when the Company Securities (or other securities, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                (ii) In the event any Person (other than an Exempt Person), at any time after the date of this Agreement, is or becomes an Acquiring Person, then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Common Shares for which a Right was theretofore exercisable, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-tenths of a Common Share for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of the Section 11(a)(ii) Event (such number of shares is herein called the "Adjustment Shares"); provided, however, that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

                (iii) In the event that after the Distribution Date, or, in the case of a Section 11(a)(ii) Event after the date of the occurrence of such Section 11(a)(ii) Event, the number of Common Shares which is authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights, the Company shall: (A) determine the excess of (1) the value of the Common Shares, or Adjustment Shares in accordance with Section 11(a)(ii), as the case may be, issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess is herein called the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Common Shares, or Adjustment Shares, as the case may be, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price,
     (3) Company Securities of the same or different class or other equity securities of the Company (including, without limitation, shares, or units of shares, of Company Securities which the Board of Directors has deemed to have substantially the same economic value as Common Shares (such shares or units of shares of common stock are referred to herein as "Company Security Equivalents ")), (4) debt securities of the Company, (5) other assets, or
     (6) any combination of the foregoing having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Distribution Date, or in the case of a
Section 11(a)(ii) Event the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right, and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days after the Distribution Date or the Section 11(a)(ii) Trigger Date, as the case may be, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to
Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional securities and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, each time with prompt written notice thereof to the Rights Agent. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Per Share Market Price per Common Share on the Distribution Date or the
Section 11(a)(ii) Trigger Date, as the case may be, and the value of any "Company Security Equivalent" shall be deemed to have the same value as the Common Shares on such date.

        (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Company Securities entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares, or shares having the same rights, privileges and preferences as Common Shares ("Equivalent Common Shares"), or securities convertible into Common Shares or Equivalent Common Shares at a price per Common Share or per Equivalent Common Share, or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares, less than the Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Company Securities outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Company Securities outstanding on such record date plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of Rights. Company Securities owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (c) In case the Company shall fix a record date for the making of a distribution to all holders of Company Securities (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company or a dividend payable in Company Securities but including a dividend payable in stock other than Company Securities) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of the Company Securities (as determined pursuant to Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Company Security and the denominator of which shall be such Current Per Share Market Price of the Company Securities. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (d) For the purpose of any computation hereunder (other than computations made pursuant to Section 11(a)(iii) hereof), the Current Per Share Market Price of the Company Securities on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the twenty (20) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Per Share Market Price of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the ten (10) consecutive Trading Days immediately following, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Company Securities is determined during a period following the announcement by the issuer of such Company Securities of (1) a dividend or distribution on such Company Securities payable in such Company Securities or securities convertible into such Company Securities (other than the Rights), or (2) any subdivision, combination or reclassification of such Company Securities, and prior to the expiration of twenty (20) Trading Days, or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a United States professional market maker making a market in the Common Shares selected by the Board of Directors. If on any such date no such market maker is making a market in the Common Shares, the fair value of the Common Shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal United States national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any United States national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "Current Per Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

        (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

        (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and
(m) and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, with prompt written notice thereof to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares that were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the Rights Agent in writing of any such election) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the current market price, (iii) issuance wholly for cash of Common Shares or other securities that by their terms are convertible into or exchangeable for Common Shares, (iv) dividends on Common Shares payable in Common Shares or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares, shall not be taxable to such shareholders.

       (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

        (o) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Securities payable in Company Securities, (ii) subdivide any class of the outstanding Company Securities, (iii) combine any class of outstanding Company Securities into a smaller number of shares of such Company Securities, the number of Rights associated with each outstanding share of Company Securities, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each such share of Company Securities outstanding immediately following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Securities immediately prior to such event by a fraction the numerator of which shall be the total number of Company Securities outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Securities outstanding immediately following the occurrence of such event.

        (q) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding Company Securities shall be changed into or exchanged for Common Shares of the surviving corporation of such consolidation or merger (the "Surviving Corporation"), then proper provision shall be made so that Rights shall be associated with each Common Share of the Surviving Corporation, except as provided in Section 7(e) hereof, such that the number of Rights associated with each Common Share of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Company Securities outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares of the Surviving Corporation which the Common Shares were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, the Rights Agent shall be notified thereof in writing, and this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

        SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement, reasonably detailed, of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate (or, if prior to the Distribution Date, to each holder of record of a certificate representing Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

        SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

        (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding Company Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case proper provision shall be made so that:

                (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a
     Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of Common Shares for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product following the first occurrence of a Section 13 Event shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Per Share Market Price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such Section 13 Event;

               (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

               (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

               (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and

               (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale of transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable.

          (b)  "Principal Party" shall mean

                (i) in the case of any transaction described in clause (x) or
     (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which Common Shares of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                (ii) in the case of any transaction described in clause
        (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

        (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
        Section 13 and, unless prior thereto, the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
        (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will

                (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate; and

                (iii) will deliver to holders of the Rights historical financial statements the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

        SECTION 14.  Fractional Rights and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national United States securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a United States professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

        (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to issue certificates that evidence fractions of Common Shares. In lieu of fractional interests in Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

        (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (except as provided by this Section 14) upon exercise of a Right.

        (d) The Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

        SECTION 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Company Securities); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Company Securities), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Company Securities), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

        SECTION 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Company Securities;

        (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

        (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Company Securities certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Company Securities certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e), shall be affected by any notice to the contrary; and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

        SECTION 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        SECTION 18.  Concerning the Rights Agent.

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom.

        (b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Company Securities or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advise of counsel as set forth in
Section 20 hereof.

        (c) The indemnity and compensation provided in this Section 18 shall survive the expiration of the Rights, the termination of this Agreement and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification and compensation shall be paid by the Company.

        SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.

        (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        SECTION 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the Board of Directors, the president, any vice president, the secretary, an assistant secretary or the treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Rights Agent has been advised of the likelihood of such loss or damage. Notwithstanding anything contained herein, any liability of the Rights agent under this Agreement shall be limited to $20,000. This Section 20(c) shall survive the termination of this Agreement, the expiration of the Rights, and the resignation or removal of the Rights Agent.

        (d) The Rights Agent shall not be liable or responsible for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 3, Section 11, Section 13, Section 23 or Section 24, or liable or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, any vice president, the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, suffered by or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

        (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as finally determined by a court of competent jurisdiction).

        (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

        (l) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement with respect to the Rights Agent.

        SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such incapacity by the incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Rights Agent, then the holder of record of any Right Certificate or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or any state of the United States so long as such Person is authorized to perform shareholder services, is in good standing, is authorized under such laws to exercise corporate trust powers, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of record of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

        SECTION 23.  Redemption and Termination.

        (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth calendar day following the Shares Acquisition Date (or, if the Shares Acquisition Date occurred prior to the Record Date, the Close of Business on the tenth calendar day following such Record Date) or (ii) the Close of Business on the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption set forth in the first sentence of this Section 23(a) has expired. The Company, may, at its option, pay the Redemption Price in cash (whether in United States dollars or in such other currency or currencies as the Board of Directors may determine), Common Shares (based on the current market price per share at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

        (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Company Securities. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

        SECTION 24. Exchange.

        (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares, each Right being exchangeable for one-tenth of a Common Share, appropriately adjusted to reflect any transaction specified in Section 11(a)(i) occurring after the date hereof (such number of Common Shares issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

        (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

        (c) In any exchange event pursuant to this Section 24, the Company, at its option, may substitute Equivalent Common Shares (as such term is defined in paragraph (b) of Section 11) for Common Shares exchangeable for Rights, at the initial rate of one-tenth of a share of Equivalent Common Shares for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions occurring after the date hereof.

        (d) In the event that there shall not be sufficient Common Shares issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii) hereof.

        (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this subsection (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second and third sentences of

Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

        SECTION 25. Notice of Certain Events.

        (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Company Securities or to make any other distribution to the holders of its Company Securities (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Company Securities rights or warrants to subscribe for or to purchase any additional Company Securities or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Company Securities (other than a reclassification involving only the subdivision of outstanding Company Securities), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate to the extent feasible, and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Company Securities, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Company Securities for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Company Securities, whichever shall be the earlier.

        (b) In case a Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate to the extent feasible, in accordance with
Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13.

          The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

        SECTION 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               AmeriSource Health Corporation
               1300 Morris Drive, Suite 100
               Chesterbrook, PA  19087-5594
               Attention:  William D. Sprague
                           Vice President &
                           General Counsel

Subject to the notice requirements of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:


               Mellon Investor Services LLC
               One Mellon Center
               500 Grant St., Room 2122
               Pittsburgh, PA 15258-0001
               Attention:  Relationship Manager

               Copy to:

               85 Challenger Road
               Ridgefield Park, NJ  07660-2108
               Attention:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Company Securities) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        SECTION 27. Supplements and Amendments. Prior to the earlier of (i) the Distribution Date or (ii) the occurrence of a Triggering Event, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect the interests of the holders of Right Certificates adversely) without the approval of any holders of certificates representing the Company Securities and associated Rights. From and after the earlier of (i) the Distribution Date or (ii) the occurrence of a Triggering Event, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (x) in any manner that will not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Acquiring Person), or (y) in order to cure any ambiguity or to correct or supplement any provision contained herein which, in the good faith determination of a majority of the Board of Directors, may be defective or inconsistent with the other provisions contained herein or (z) to shorten or lengthen any time period hereunder; provided, however, that, from and after the earlier of (i) the Distribution Date or (ii) the occurrence of a Triggering Event, this Agreement shall not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 (and such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, rights or obligations), the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, but subject to the next succeeding paragraph, no supplement or amendment shall be made that changes the (i) Redemption Price,
(ii) the Final Expiration Date after the Distribution Date, (iii) the Purchase Price or (iv) the number of Common Shares for which a Right is exercisable, and no such supplement or amendment that changes the rights, duties, liabilities or obligations of the Rights Agent under this Agreement shall be effective without the execution of such supplement or amendment by the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Securities.

          Notwithstanding anything contained in this Agreement to the contrary, in the event that at any time after the date of this Agreement the Company authorizes one or more series of preferred stock, then this Agreement may be amended or supplemented as the Board of Directors shall deem necessary or advisable, without the approval of any holders of Right Certificates, to provide for the issuance of shares (or fractional shares) of preferred stock of the Company in place of Common Shares which may be received upon exercise of Rights hereunder prior to the occurrence of any Triggering Event, and to modify or amend this Agreement in any respect to take into account the use of such preferred stock (or fractional shares of preferred stock) in place of such Common Shares.

        SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Company Securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Company Securities of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and
(y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent is entitled to always assume the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

        SECTION 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Company Securities) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Company Securities).

        SECTION 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines, in its good faith judgment, that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

        SECTION 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

        SECTION 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         AMERISOURCE HEALTH CORPORATION
                                         By:    /s/ William D. Sprague
                                            ------------------------------
                                         Name:  William D. Sprague
                                         Title: Vice President & General Counsel

                                         MELLON INVESTOR SERVICES LLC
                                         By:    /s/ Anita Landreau
                                            ------------------------------
                                         Name:  Anita Landreau
                                         Title: Assistant Vice President

                                                                       Exhibit A

                          [Form of Right Certificate]

Certificate No. R-                                          ___________ Rights

     NOT EXERCISABLE AFTER MARCH 16, 2002 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*



                               Right Certificate

                         AmeriSource Health Corporation

          This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 16, 2001 (the "Rights Agreement"), between AmeriSource Health Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Philadelphia, Pennsylvania time) on March 16, 2002, at the office of the Rights Agent designated for such purpose, or at the office of its successors as Rights Agent, one-tenth of one share of Class A Common Stock, par value $0.01 per share (the "Common Shares"), of the Company, fully paid and nonassessable (or in certain circumstances, cash, property or other securities of the Company), at a purchase price of $20.00 per one-tenth of one Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 16, 2001 based on the Common Shares as constituted at such date.

--------------------
* The portion of the legend shall be modified to apply to an Acquiring Person as applicable, and shall replace the preceding sentence.

          As provided in the Rights Agreement, the Purchase Price and the number of Common Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement). The Company reserves the right to require, prior to the occurrence of a Triggering Event, that a number of Rights be exercised so that only whole shares of Common Shares will be issued.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.

          Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right, payable in cash, Company Securities or any other form of consideration deemed appropriate by the Company's Board of Directors at any time prior to the earlier of the Close of Business (as such term is defined in the Rights Agreement) on (i) the tenth calendar day following the Shares Acquisition Date (as such time period may be extended or shortened pursuant to the Rights Agreement) or (ii) the Final Expiration Date. Immediately upon the action by the Board of Directors of the Company authorizing any such exchange, and without any further action or notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

          No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________________________.

                                 AmeriSource Health Corporation

                                 By:___________________________

Attest:

By:_________________________

Countersigned:

Mellon Investor Services LLC

By:_________________________

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates)

          FOR VALUE RECEIVED____________________________________________________
hereby sells, assigns and transfers unto____________________________________
____________________________________________________________________________
____________________________________________________________________________
                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, _____


                                    ____________________________________
                                    Signature


Signature Guaranteed:____________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

(1)  this Right Certificate [   ] is [   ] is not being sold, assigned and
transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: _______________, _____


                              _________________________________
                              Signature

Signature Guaranteed:________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

          The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate)

To:  AmeriSource Health Corporation

          The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:


________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________
          (Please insert social security or other identifying number)

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:



________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________
          (Please insert social security or other identifying number)

Dated: _______________, _____


                              __________________________________
                              Signature

Signature Guaranteed:__________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

(1) Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: _______________, _____


                              _________________________________
                              Signature

Signature Guaranteed:__________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

          The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    WARNING

          In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.